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                                                              Exhibit 10(a)(xvi)


                               H. J. HEINZ COMPANY
                        RESTRICTED STOCK RECOGNITION PLAN
                            FOR SALARIED EMPLOYEES *


1.    NAME
      ----

      H. J. Heinz Company Restricted Stock Recognition Plan for Salaried Employees.

2.    PURPOSES
      --------

      The purpose of the Plan is to give the Company an additional way to provide recognition and reward to employees who have a history of outstanding accomplishment and who, because of their experience and skills, are expected to continue to contribute significantly to the success of the Company.

3.    DEFINITIONS
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      The terms defined in this Section 3 shall, for all purposes of this Plan, have the meanings herein specified:

      "Board of Directors" shall mean, the Board of Directors of H. J. Heinz Company or the Executive Committee of the Board.

      "Chief Executive Officer" shall mean the Chief Executive Officer of H.
      J. Heinz Company.

      "Common Stock" shall mean the authorized Common Stock of H. J. Heinz Company.

      "Company" shall mean H. J. Heinz Company including any division, subsidiary or affiliated company or any division, subsidiary or affiliated company of any such subsidiary or affiliated company that shall be authorized to participate in the Plan by the Chief Executive Officer.

      "Employee" or "Employees" shall mean a full-time salaried employee who is not participating in the Company's Management Incentive Plan or who has not been awarded an option to purchase the Company's Common Stock and who resides in a country where such an award is not prohibited.

      "Plan" shall mean the H. J. Heinz Company Restricted Stock Recognition Plan for Salaried Employees.

      "Plan Year" shall mean the twelve-month period beginning each May 1 and ending each April 30.

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* as amended through July 13, 1988



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4.    EFFECTIVE DATE AND TERMINATION
      ------------------------------

      The effective date of the Plan is May 1, 1987. Thereafter, the Plan will continue indefinitely until and unless terminated by the Board of Directors.

5.    ADMINISTRATION
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      The Plan shall be administered by the Chief Executive Officer of the H.
      J. Heinz Company. The criteria for decisions as to the Employees to whom stock shall be awarded under the Plan shall be determined from time to time by the Chief Executive Officer.

6.    ELIGIBILITY
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      Subject to the provisions of the Plan, the Chief Executive Officer upon the recommendation of the president or managing director of the participating Company with the concurrence of the appropriate Senior Vice President of the Company, shall determine from time to time those Employees of the Company to whom Common Stock is to be awarded and the number of shares of Common Stock to be awarded to any individual. In recommending the eligibility of an Employee to receive an award, as well as the number of shares to be awarded to any Employee, each president or managing director of a participating Company shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company of his services and accomplishments, his present and potential contribution to the success of the Company and such other factors as the Chief Executive Officer may deem relevant. The decision of the Chief Executive Officer with respect to such awards shall be final and binding upon all persons.

7.    NUMBER OF SHARES TO BE AWARDED UNDER PLAN IN EACH PLAN YEAR
      -----------------------------------------------------------

      The maximum number of shares of Common Stock that the Chief Executive Officer may grant under the Plan in each Plan Year, subject to adjustment in accordance with Section 11, will be established annually by the Executive Committee of the Board of Directors; provided, however, that such number of shares shall not exceed in any Plan Year 1% of all then outstanding shares of Common Stock. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares.

      Normally, no more than 100 shares may be awarded to any individual in any Plan Year but exceptions may be made by the Chief Executive Officer in special circumstances. The Chief Executive Officer is under no obligation to make any awards, or, if awards are made, to award the maximum amount permitted under the Plan each Plan Year.




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8.    AWARDS
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      Awards shall be made in the form of the issuance of shares in the name of the recipient (or at the recipient's request, in the name of the recipient and the recipient's spouse in joint tenancy), without the recipient being obligated to make any payment to the Company other than as necessary to satisfy the Company-withholding tax obligations, if any.

      Certificates for such shares shall be delivered to the recipient only if the shares are issued without the restrictions referred to in Section 9 hereof or upon the lapse of such restrictions. All shares issued pursuant to the Plan shall bear an appropriate legend referring to such restrictions and to this Plan.

9.    RESTRICTIONS
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      Until 36 months after the date of grant of the shares, such shares shall be non-transferable and shall be forfeited to the Company in the event of the termination of the employment of the recipient of such shares during such period for any reason (including, but not limited to, discharge) other than death, permanent and total disability (as determined under the standards of the Employees' Retirement System of H. J. Heinz Company as then in effect), or retirement at or after the recipient's Normal Retirement Date (as determined under the standards of the Employees' Retirement System of H. J. Heinz Company as then in effect); provided that such forfeiture may be waived by a statement in writing referring to this Plan and specifically agreeing to such a waiver, signed on behalf of the
      H. J. Heinz Company by its Chief Executive Officer. During the period of restriction as to transferability and/or provision as to forfeitability, Employees who were awarded shares shall receive dividends and have voting and other shareholders' rights as to such shares.

10.   INTERPRETATION, AMENDMENTS AND TERMINATION
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      The Chief Executive Officer may establish such rules, regulations and procedures for the administration of the Plan, as he deems appropriate. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Chief Executive Officer shall be final and binding upon all persons.

      The Board of Directors may amend the Plan, as it shall deem advisable. The Board of Directors may, in its discretion, terminate the Plan at any time. Termination of the Plan shall not affect the rights of Employees who have been granted awards but who have not yet received their Common Stock certificates.




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11.   ADJUSTMENTS
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      The maximum number of shares that may be awarded under the Plan in any
      Plan Year to any individual, and in the aggregate, shall be appropriately adjusted to take account of any stock dividend, stock split, recapitalization or similar event.

12.   NOTICES
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      All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 60th Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219, addressed to the attention of the Secretary; and if to the Employee receiving an award of Common Stock, shall be delivered personally or mailed to such Employee at the address appearing in the payroll records of the Company. Such addresses may be changed at any time by written notice to the other party.

13.   MISCELLANEOUS PROVISIONS
      ------------------------

      a. The Plan shall be governed by, and construed in accordance with, the local laws of the Commonwealth of Pennsylvania.

      b. The Plan is not intended to qualify as an exempt plan under Section 401(a) of the Internal Revenue Code of 1954, as amended.

      c. Neither the Plan nor any action there under shall be construed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge such Employee at any time.

      d. The expenses of administering the Plan shall be borne by the Company.




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